AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2004

                                                      Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                           SCHERING-PLOUGH CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

                NEW JERSEY                                    22-1918501
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                    Identification Number)

                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                                 (908) 298-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                             ----------------------

                             JOSEPH J. LAROSA, ESQ.
          STAFF VICE PRESIDENT, SECRETARY AND ASSOCIATE GENERAL COUNSEL
                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
                                 (908) 298-4000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
   -------------------------------------------------- ---------------------- ------------------------ ----------------------

                                                                                PROPOSED MAXIMUM
                TITLE OF EACH CLASS OF                    AMOUNT TO BE         AGGREGATE OFFERING           AMOUNT OF
              SECURITIES TO BE REGISTERED                REGISTERED (1)           PRICE (1)(2)        REGISTRATION FEE (3)
   -------------------------------------------------- ---------------------- ------------------------ ----------------------
   -------------------------------------------------- ---------------------- ------------------------ ----------------------
   Senior Debt Securities(4)........................
   --------------------------------------------------
   Subordinated Debt Securities(4)..................
   --------------------------------------------------
   Common Shares, par value $0.50 per share (4)(5)...
   --------------------------------------------------
   Preferred Shares, par value $1.00 per share (4)...
   --------------------------------------------------
   Depositary Shares (4)............................
   --------------------------------------------------
   Warrants (4)(6)..................................
   --------------------------------------------------
   Stock Purchase Contracts and Stock Purchase
   Units (4)........................................           (7)                    (7)                    (7)
   -------------------------------------------------- ---------------------- ------------------------ ----------------------
   Total............................................  $2,000,000,000 (8)       $2,000,000,000             $253,400
   -------------------------------------------------- ---------------------- ------------------------ ----------------------


(1)There are being registered under this registration statement such indeterminate number of common shares, preferred shares, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant and such indeterminate number of warrants, depository shares, stock purchase contracts and stock purchase units of the registrant as shall have an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent amount denominated in one or more foreign currencies, currency units or composite currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.
(3)Calculated pursuant to Rule 457(o) under the Securities Act.
(4)The amount of securities being registered hereunder also includes such indeterminate number of common shares, preferred shares, depositary shares, warrants, stock purchase contracts and stock purchase units and such indeterminate principal amount of debt securities, in each case, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement.
(5)Each of the registrant's common shares being registered hereunder, if issued prior to the termination by the registrant of its rights agreement, includes Series A Junior Participating Preferred Stock purchase rights. Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant's common shares and will have no value except as reflected in the market price of the shares to which they are attached.
(6)Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.
(7)Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
(8)Such amount represents (i) whether issued separately or as part of a stock purchase unit, (a) the initial offering price of any common shares, (b) the liquidation preference, or, if different, the initial offering price of any preferred shares, (c) the principal amount of the debt securities, and the issue price rather than the principal amount of any such securities listed at original issue discount, (d) the initial offering price of any warrants or depositary shares, (e) the purchase price of any common or preferred shares under any stock purchase contract, and (f) the initial offering price of any stock purchase units.

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MARCH 2, 2004


                                   PROSPECTUS

                           SCHERING-PLOUGH CORPORATION

                                 $2,000,000,000

                                  COMMON SHARES
                                 PREFERRED SHARES
                                DEPOSITARY SHARES
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                             ----------------------

         The securities covered by this prospectus may be sold from time to time by SCHERING-PLOUGH CORPORATION. We may offer the securities independently or together in any combination, called "units," for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

         We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. IN PARTICULAR YOU SHOULD READ THE RISK FACTORS ON PAGE 6.

         THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         Our common shares are traded on the New York Stock Exchange under the symbol "SGP." On March 1, 2004 the last reported sale price of our common shares as reported on the New York Stock Exchange was $18.10 per share.

         As used in this prospectus, the terms "Schering-Plough Corporation," "Schering-Plough," "we," "us," "our" and "the company" refer to Schering-Plough Corporation, unless the context clearly indicates otherwise.

                             ----------------------

         We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

                             ----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

               THE DATE OF THIS PROSPECTUS IS          , 2004

                                TABLE OF CONTENTS

                                                                            PAGE

About This Prospectus..........................................................3
Where You Can Find More Information............................................5
Forward-Looking Statements.....................................................6
Risk Factors...................................................................6
The Company....................................................................7
Ratio of Earnings to Fixed Charges.............................................8
Use of Proceeds................................................................8
Description of Debt Securities.................................................8
Description of Capital Stock..................................................18
Description of Depositary Shares..............................................26
Description of Warrants.......................................................30
Description of Stock Purchase Contracts and Stock Purchase Units..............31
Plan of Distribution..........................................................32
Validity of Securities........................................................34
Experts.......................................................................35


                              ABOUT THIS PROSPECTUS

         The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporate by reference or such other date referred to in such document, regardless of the time of delivery of this prospectus or any sale or issuance of a security.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may sell or issue, in one or more offerings up to a total amount of $2,000,000,000, our:

        o  common shares;
        o  preferred shares;
        o  depositary shares;
        o debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;
        o  warrants;
        o  stock purchase contracts;
        o  stock purchase units; and

        o  units consisting of any combination of these securities.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information." THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

         The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.schering-plough.com. Information on our website does not form part of this prospectus.

         The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete our offerings of the securities:

        o  our Annual Report on Form 10-K for the year ended December 31, 2003;

        o our Current Reports on Form 8-K dated January 26, 2004 and February 19, 2004;

        o the information provided under the headings: "Proposal One: Election of Directors - Nominees for Director," "--Directors Continuing in Office," "--Directors' Compensation," "--Certain Transactions," "Stock Ownership" and "Executive Compensation," as set forth in our definitive Proxy Statement on Schedule 14A on March 13, 2003;

        o the description of our common shares contained in Form 8-A filed on March 16, 1979, and any amendment or report filed for the purpose of updating such description; and

        o our description of the preferred stock purchase rights associated with our common shares, as set forth on Form 8-A filed on June 30, 1997 and Form 8-A/A filed on October 1, 1998.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Investor Relations
         Schering-Plough Corporation
         2000 Galloping Hill Road
         Kenilworth, NJ 07033
         Telephone: (908) 298-4000

                           FORWARD-LOOKING STATEMENTS

         This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

         In particular, forward-looking statements include statements relating to future actions, prospective products, the status of product approvals, future performance or results of current and anticipated products, sales efforts, development programs, expenses and our programs to reduce expenses, the number of employees accepting Schering-Plough's ongoing voluntary early retirement program and the costs and savings from that program, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

         Any or all of our forward-looking statements here or in other publications may turn out to be wrong. Our actual results may vary materially from those anticipated in such forward-looking statements as a result of several factors, some of which are more fully described in the following "Risk Factor" section and in the accompanying prospectus supplement and our reports to the SEC incorporated by reference into this prospectus, and there are no guarantees about the performance of the company. The company does not assume the obligation to update any forward-looking statement for any reason.

                                  RISK FACTORS

         Our business faces significant risks. Before you invest in any of our securities, in addition to the other information in this prospectus and in the accompanying prospectus supplement, you should carefully consider the risks and uncertainties described in the accompanying prospectus supplement and our reports to the SEC incorporated by reference into this prospectus and the accompanying prospectus supplement, including the risks and uncertainties identified under the "Legal, Environmental and Regulatory Matters" footnote included in the financial statements, and under the captions "Additional Factors Influencing Operations," "Market Risk Disclosures," and "Cautionary Factors that May Affect Future Results" in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" sections, in each case, in our Annual Report on Form 10-K and our subsequent reports to the SEC incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time. These risks may not be the only risks we face. Additional risks that we do not yet know of or that we currently believe are immaterial or are based on assumptions that are later determined to be inaccurate also may impair our business. If any of the risks described in the accompanying prospectus supplement or our reports to the SEC actually occur, our business and operating results could be materially harmed. This could cause the value of the purchased securities to decline, and you may lose all or part of your investment.

                                   THE COMPANY

         As a worldwide, research-based pharmaceutical company, we and our subsidiaries are engaged in the discovery, development, manufacturing and marketing of new therapies and treatment programs that can improve people's health and extend their lives.

         Our and our subsidiaries' primary business involves prescription products in core product categories, including:

        o  Allergy and respiratory;

        o  Anti-infective and anticancer;

        o  Cardiovasculars;

        o  Dermatologicals; and

        o  Central nervous system and other disorders.

         We, through various subsidiaries, also have a global animal health business and leading consumer brands of foot care, over-the-counter and sun care products.

         All references to "Schering-Plough Corporation," "Schering-Plough," "we," "us," "our" and "the company" in this prospectus refer to Schering-Plough Corporation, unless the context clearly indicates otherwise.

         Our principal executive offices are located at 2000 Galloping Hill Road, Kenilworth, NJ 07033, and our telephone number is (908) 298-4000. We were incorporated in New Jersey in 1970.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our consolidated ratio of earnings to fixed charges for the fiscal year ended December 31, 2003 and for each of the fiscal years ended December 31, 1999 through 2002 is set forth below. For the purpose of computing these ratios, "earnings" consist of income before income taxes, plus fixed charges (other than capitalized interest). "Fixed charges" consist of interest expense, capitalized interest and one-third of rentals which we believe to be a reasonable estimate of the interest component within leases. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges.

------------------------------ -------------------------------------------------

                               -------------------------------------------------
                                              Year Ended December 31,
------------------------------ -------------------------------------------------
                                2003     2002     2001      2000        1999
------------------------------ ------- -------- --------- ---------- -----------
Ratio of earnings to fixed     ------
   charges...................   0.6x*    33.2x    29.1x     37.1x       45.3x
------------------------------ ------- -------- --------- ---------- -----------

*For the year ended December 31, 2003, earnings were insufficient to cover fixed charges by $48 million.

                                 USE OF PROCEEDS

         Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities for general corporate purposes, which may include, among other things, refinancing of short-term debt or commercial paper, the funding of operating expenses, capital expenditures, licensing fees and milestone payments and the payment of settlement amounts, fines, penalties and other investigatory and litigation costs and expenses. We may temporarily invest funds that are not immediately needed for these general corporate purposes. If we intend to use the proceeds to repay outstanding debt, we will provide details about the debt that is being repaid in the applicable prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

         This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities and subordinated debt securities. The debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York, as trustee. The indenture may be supplemented from time to time.

         This prospectus briefly outlines some of the indenture provisions. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement for additional information.

         In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

GENERAL

         The indenture does not limit the amount of debt that we may issue under the indenture or otherwise. Under the indenture, we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount. We may also reopen a previous issue of securities and issue additional securities of the series.

         The debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and senior indebtedness. See "-- Subordination" below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the assets securing such indebtedness. Also, we conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends or loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts which will be due on our debt securities or to make any funds available for payment of amounts which will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including, for example, the interest rate swap contracts described in the discussion of cash management strategies in the "Liquidity and Financial Resources" section of the Annual Report on Form 10-K for the year ended December 31, 2003. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, is subject to the prior claims of the subsidiary's creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

         The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

        o  the title and type of the series of debt securities;

        o  the total principal amount of the series of debt securities;

        o the percentage of the principal amount at which the series of debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

        o the date or dates on which the principal of the debt securities will be payable;

        o the interest rate or rates, if any, and/or the method of determining such interest rate or rates, if any, which the series of debt securities will bear;

        o the date or dates from which any interest will accrue, or the method of determining such date or dates, the interest payment date or dates for the series of debt securities and the regular record date for any interest payable on any interest payment date;

        o  any optional or mandatory redemption periods;

        o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of debt securities;

        o whether the series of debt securities will be denominated in, and whether the principal of and any premium and any interest on the series of debt securities will be payable in, U.S. dollars or any foreign currency, currency unit or composite currency;

        o any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

        o whether the series of debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

        o any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

        o any special tax implications of the series of debt securities, including provisions for original issue discount securities, if offered;

        o any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

        o whether the debt securities are subject to subordination and the terms of such subordination; and

        o  any other specific terms of the series of debt securities.


         The prospectus supplement relating to a series of debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

         We may in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

CONSOLIDATION, MERGER OR SALE

         Under the indenture, we have agreed not to consolidate with or merge into any other corporation or convey or transfer or lease substantially all of our properties and assets to any person, unless:

        o the person is a corporation or limited liability company organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

        o the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture;

        o immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, no default or event of default shall have occurred and be continuing; and

        o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture comply with these provisions.

         The successor corporation will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming the obligations, the successor corporation will have all our rights and powers under the indenture.

LIMITATIONS ON LIENS

         Subject to the exceptions described below and those described under the section of this prospectus captioned "Exempted Indebtedness" below, we may not, and may not permit any restricted subsidiary to, create any lien on any principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

        o liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price;

        o with respect to any series of debt securities, any lien existing on the date of issuance of the debt securities;

        o liens on property or shares of capital stock, or securing indebtedness, of any corporation existing at the time the corporation becomes a restricted subsidiary or is merged into us or into a restricted subsidiary;

        o liens which secure debt of a restricted security that is owed to us or to another subsidiary or our debt that is owed to a restricted subsidiary;

        o liens in connection with the issuance of certain tax-exempt industrial development or pollution control bonds or other similar bonds;

        o liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;

        o any extension, renewal or replacement of any lien referred to in any of the previous paragraphs; and

        o statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord's liens on leased property, easements and other liens of a similar nature as those described above.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         Subject to the exceptions described below and those described under the section of this prospectus captioned "Exempted Indebtedness," sale and leaseback transactions by us or any restricted subsidiary of any principal property are prohibited under capital leases (except for leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a subsidiary or between subsidiaries) unless:

        o after giving effect to the application of proceeds from the sale and leaseback transaction, we or the restricted subsidiary could incur a mortgage on the property under the restrictions described above under the section of this prospectus captioned "Limitations on Liens" in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

        o we, within 120 days after the sale or transfer by us or any restricted subsidiary, apply to the retirement of our funded debt (which is defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount) an amount equal to the greater of:

                (1) the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

                (2) the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of funded debt.

EXEMPTED INDEBTEDNESS

         We or any restricted subsidiary may create or assume liens or enter into sale and leaseback transactions not otherwise permitted under the provisions regarding limitations on liens and sale and leaseback transactions described above, so long as at that time and immediately after giving effect to the lien or sale and leaseback transaction, the sum of our and our consolidated subsidiaries' aggregate outstanding indebtedness incurred after the date of the indenture and secured by the liens relating to principal properties plus that related to sale and leaseback transactions does not exceed 10% of consolidated net tangible assets.

CERTAIN DEFINITIONS

         The following are the meanings of terms that are important in understanding the covenants previously described:

        o "attributable debt" means the present value (discounted at a specified rate each year to be determined by the company to be appropriate and consistent with U.S. generally accepted accounting principles) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

        o "consolidated net tangible assets" means the total assets of us and our consolidated subsidiaries as shown on or reflected in our most recent quarterly or annual, as applicable, balance sheet, less (1) all current liabilities, excluding current liabilities which could be classified as long-term debt under U.S. generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor's option to a time more than 12 months after the time as of which the amount of current liabilities is being computed; (2) advances to entities accounted for on the equity method of accounting; and (3) intangible assets. In this context, "intangible assets" means the aggregate value, net of any applicable reserves, as shown on or reflected in our balance sheet, of (a) all trade names, trademarks, licenses, patents, copyrights and goodwill; (b) organizational and development costs;
           (c) deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and (d) unamortized debt discount and expense, less unamortized premium.

        o "principal property" means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that we or any restricted subsidiary owns and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which our board of directors reasonably determines is not material to the business conducted by us and our subsidiaries as a whole.

        o "restricted subsidiary" means any subsidiary (1) of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and (2) which owns or operates one or more principal properties (however, "restricted subsidiary" does not include subsidiaries primarily engaged in the business of a finance or insurance company and their branches).

        o "subsidiary" means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or one or more of our subsidiaries.

EVENTS OF DEFAULT

         When we use the term "event of default" in the indenture, here are some examples of what we mean. An event of default occurs if:

        o we fail to make the principal or any premium payment on any debt security when due;

        o we fail to pay interest on any debt security for 45 days after payment was due;

        o  we fail to make any sinking fund payment when due;

        o we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

        o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

         The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

         If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

        o we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

        o we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

         We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

         If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by notice to the trustee, may waive any past event of default or its consequences under the indenture.

However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

        o a failure to pay the principal of, and premium, if any, or interest on any security; or

        o a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

         Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

         We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

MODIFICATION OF INDENTURE

         Under the indenture, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

SUBORDINATION

         The extent to which a particular series of subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and the indenture may be modified by a supplemental indenture to reflect such subordination provisions.

PAYMENT AND TRANSFER

         We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

         Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

         We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form, in either temporary or permanent form.

         You may transfer or exchange certificated securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

         You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

         We are not required to:

        o register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

        o register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.


         The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

         Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

         Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

         So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

        o will not be entitled to have securities represented by global securities registered in their names;

        o will not receive or be entitled to receive physical delivery of securities in definitive form; and

        o will not be considered owners or holders of these securities under the indenture.

         Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

         We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

         Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

DEFEASANCE

         When we use the term "defeasance," we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, any premium, interest and any other sums due to the stated maturity date or a redemption date of the securities of a particular series, then at our option:

        o we will be discharged from our obligations with respect to the securities of such series; or

        o we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

         If this happens, the holders of the securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated securities. Such holders may look only to such deposited funds or obligations for payment.

         To exercise our defeasance option, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the securities to recognize income, gain or loss for federal income tax purposes. We must also deliver any ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the securities.

CONCERNING THE TRUSTEE

         The trustee, The Bank of New York, and certain of its affiliates have in the past and currently do provide banking, investment and other services to us, including acting as a lender under our revolving credit agreement, acting as trustee under the indenture, dated as of November 26, 2003, acting as a transfer agent for our common shares and providing cash management services, and may do so in the future as a part of its regular business.

                          DESCRIPTION OF CAPITAL STOCK

         This section contains a description of our capital stock and stockholder rights plan. The following summary of the terms of our capital stock and stockholder rights plan is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, our by-laws, as amended, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

         As of December 31, 2003, our authorized capital stock consisted of: (i) 2,400,000,000 common shares, par value $0.50 per share, of which 1,471,020,059 were issued and outstanding, 558,666,318 were issued and held in treasury, and 72,000,000 were reserved for issuance under stock incentive plans; and (ii) 50,000,000 preferred shares, par value $1.00 per share, consisting of 1,500,000 shares designated as Series A Junior Participating Preferred Stock ("Series A preferred stock") and 48,500,000 shares whose designations have not yet been determined. As of December 31, 2003, no preferred shares were issued and outstanding.

COMMON SHARES

         Holders of our common shares, subject to any preferential rights of the holders of any preferred shares, are entitled to participate equally and ratably in dividends when and as declared by our board of directors. In the event of the liquidation or dissolution of Schering-Plough, holders of our common shares are entitled to share ratably in the remaining assets of Schering-Plough available for distribution, subject to prior or equal distribution rights of any holders of preferred shares. Record holders of common shares are entitled to one vote per share for the election of directors and upon all matters on which holders of common shares are entitled to vote. Holders of our common shares do not have cumulative voting rights. There are no preemptive or conversion rights applicable to our common shares. All outstanding shares of our common shares are fully paid and non-assessable.

         Each common share has attached thereto a right to purchase
1/200th of a share of our Series A preferred stock, par value $1.00 per share, at a price of $100 per 1/200th of a share of Series A preferred stock, subject to adjustment. For a description and terms of the Rights, see " -- Antitakeover Protections -- Rights Plan."

Preferred Shares

         Our certificate of incorporation, as amended, provides that our board of directors is authorized to issue preferred shares from time to time in one or more series without stockholder approval. Subject to limitations prescribed by law and our certificate of incorporation, our board of directors may fix for any series of preferred shares the number of shares of such series and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such series. There are currently no preferred shares outstanding.

         Our certificate of incorporation provides that whenever we are in default as to accrued dividends on preferred shares in an amount equivalent to six quarterly dividends, the holders of preferred shares, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of our shareholders. The right of holders of preferred shares to elect two directors will continue until dividends in default on the preferred shares have been paid in full or declared and a sum sufficient for the payment thereof has been set aside. During any time that the holders of preferred shares, voting as a class, are entitled to elect two directors, as described in this paragraph, the holders of any series of preferred shares normally entitled to participate with the holders of the common shares in the election of directors shall not be entitled to participate with the holders of the common shares in the election of such directors.

         For any series of preferred shares that we may issue pursuant to this registration statement, our board of directors will determine and the prospectus supplement relating to such series will describe:

        o  The designation and number of shares of such series;

        o The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

        o Any provisions relating to convertibility or exchangeability of the shares of such series;

        o The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

        o  The voting powers, if any, of the holders of shares of such series;

        o Any provisions relating to the redemption of the shares of such series;

        o Whether and upon what terms a sinking fund will be used to purchase or redeem the shares;

        o Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

        o Any conditions or restrictions on our ability to issue additional shares of such series or other securities;

        o Any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

         When we issue preferred shares under this prospectus and any applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

SERIES A PREFERRED STOCK

         There are currently no shares of our Series A preferred stock, par value $1.00 per share outstanding. The issuance of Series A preferred stock is contingent on the satisfaction of certain conditions precedent as described in "-- Antitakeover Protections -- Rights Plan," below. The description of the Series A preferred stock reflects corresponding adjustments pursuant to the anti-dilution provisions of the Series A preferred stock.

         Holders of each share of Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 200 times the dividend declared per share of our common shares since the previous quarterly dividend payment. In the event of liquidation, the holders of Series A preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share plus accrued and unpaid dividends, but will be entitled to an aggregate payment of 200 times the payment made per share of our common shares. Each share of Series A preferred stock will have 200 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which our common shares are exchanged, each share of Series A preferred stock will be entitled to receive 200 times the amount received per share of common shares. These rights are protected by customary antidilution provisions. Series A preferred stock purchasable upon exercise of the Rights (as defined in "-- Antitakeover Protections -- Rights Plan" below) will not be redeemable.

         Because of the nature of the Series A preferred stock's dividend, liquidation and voting rights, the value of the 1/200th interest in a share of Series A preferred stock purchasable upon exercise of each Right should approximate the value of one of our common shares.

         If we are in default as to dividend payments or distributions on Series A preferred stock, we may not declare or pay dividends or make any other distributions on any shares of stock (i) ranking junior to the Series A preferred stock (including common shares) or (ii) ranking on a parity with Series

A preferred stock, except for dividends paid ratably on the Series A preferred stock and the other shares of equal rank thereto; and we may not redeem, purchase or otherwise acquire for consideration any shares of stock (i) ranking junior to the Series A preferred stock, except that we may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of other junior stock, or (ii) on a parity with Series A preferred stock, except in accordance with a purchase offer made to all holders of such shares upon such terms as our board of directors shall determine in good faith will result in fair and equitable treatment among the respective series or classes being redeemed or repurchased.

         Our certificate of incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of Series A preferred stock so as to affect them adversely without the affirmative vote of the holders of at least 2/3rds of the outstanding Series A preferred stock, voting together as a single class.

ANTITAKEOVER PROTECTIONS

         The following discussion summarizes certain provisions of the New Jersey Business Corporation Act, as amended (the "NJBCA") and of our certificate of incorporation and by-laws, which may have the effect of prohibiting, raising the costs of, or otherwise impeding, a change of control of us, whether by merger, consolidation or sale of assets or stock (by tender offer or otherwise), or by other methods.

CLASSIFIED BOARD OF DIRECTORS

         Pursuant to our certificate of incorporation and by-laws, our board of directors is divided into three classes, and the directors are elected by classes to staggered three-year terms, so that one of the three classes of the directors will be elected at each annual meeting of our shareholders.

         Our certificate of incorporation and by-laws further require that any proposal to either remove a director during his term of office (other than pursuant to the rights, if any, of the holders of any series of preferred shares then outstanding) or amend our certificate of incorporation or by-laws with respect to, among other things, the classification, number, removal, and filling of vacancies, of directors be approved by the affirmative vote of the holders of not less than 80% of the voting power of all of the shares entitled to vote generally in the election of directors, voting together as a single class. Subject to the rights of the holders of any series of outstanding preferred shares, any vacancies in our board of directors may be filled by the remaining directors.

         The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure unless dissatisfaction with the performance of one or more directors is widely shared by holders of our common shares. However, these provisions could also have the effect of increasing from one year to two or three years (depending upon the number of our common shares held) the amount of time required for an acquiror to obtain control of us by electing a majority of our board of directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals. To the extent that these provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management's using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also to negotiate more favorable terms for management.

LIMITS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

         Our certificate of incorporation and by-laws provide that, subject to the rights of the holders of any series of preferred shares then outstanding, any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing by such shareholders unless all of the shareholders entitled to vote on the matter consent in writing. Our certificate of incorporation and by-laws also provide that, the affirmative vote of the holders of not less than 80% of the voting power of all of the shares entitled to vote generally in the election of directors, voting together as a single class, will be required to amend our certificate of incorporation or by-laws with respect to shareholder action by written consent.

         Except as otherwise provided by the NJBCA, under our by-laws, a special meeting of our shareholders may only be called by the Chairman of our board of directors, our company President or our board of directors and shall be held at such time and such place and for such purpose(s) as stated in the notice of the meeting. No business other than that stated in the notice of meeting may be transacted at any special meeting.

         The above provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman of our board of directors, our company President or our board of directors.

CORPORATION'S BEST INTEREST

         Under the NJBCA, the director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on shareholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates, and (iii) the long-term as well as the short-term interest of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. If, on the basis of any of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to remove any obstacles to, or refrain from impeding, such proposal or offer.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS; ANTI-GREENMAIL PROVISIONS

         Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation organized subsequent to January 1, 1969, such as us, requires the approval of such corporation's board of directors and the affirmative vote of a majority of the votes cast by each of the holders of shares of the corporation entitled to vote thereon and any class or series entitled to vote thereon as a class, unless such corporation is the surviving corporation, and:
(i) such corporation's certificate of incorporation is not amended, (ii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after the merger or consolidation, as the case may be, and (iii) the number of voting shares and participating shares outstanding after the merger will not exceed by more than 40% the total number of voting or participating shares of the surviving corporation immediately before the merger. Similarly, in the case of a New Jersey corporation organized subsequent to 1969, such as us, a sale of all or substantially all of a corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a corporation, requires the approval of such corporation's board of directors and the affirmative vote of a majority of the votes cast by each of the holders of shares of the corporation entitled to vote thereon and any class or series entitled to vote thereon as a class.

         Our certificate of incorporation contains an "anti-greenmail" provision pursuant to which we or our subsidiaries may not purchase shares of voting stock from a 5% or greater shareholder at a per share price in excess of the market price unless (a) approved by the affirmative vote of the holders of the amount of voting power of the voting stock equal to the sum of the voting power of such 5% or greater shareholder and a majority of the voting power of the remaining outstanding shares of voting stock, voting together as a single class, or (b) the purchase is made pursuant to an offer made available to all holders of the same class of stock or an open market purchase .

RESTRICTIONS ON BUSINESS COMBINATIONS WITH CERTAIN STOCKHOLDERS

         The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested stockholder (generally, a 10% or greater stockholder) of such corporation for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as us, cannot opt out of the foregoing provisions of the NJBCA.

         In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the board of directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose, or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder.

         In connection with business combinations with any ten percent stockholder, our certificate of incorporation contains provisions requiring the approval of at least 80% of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote in the election of directors voting together as a single class; provided, however, that such higher vote requirements do not apply if the business combination (i) is approved by a majority of directors in office prior to the stock acquisition and not affiliated with the interested stockholders or by their successors recommended by a majority of such unaffiliated, pre-stock-acquisition date directors, or
(ii) meets certain fair price formulas set forth in our certificate of incorporation. Any amendments or repeal of the business combination provisions require the affirmative vote of the holders of 80% or more of the voting power of all of the shares entitled to vote, voting together as a single class.

RIGHTS PLAN

         On June 24, 1997, our board of directors declared a dividend of one preferred share purchase right (a "Right") for each of our common shares outstanding at the close of business on July 10, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from us 1/200th of a share of our Series A preferred stock, at a price of $100 per 1/200th of a share of Series A preferred stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of June 24, 1997, between us and The Bank of New York, as Rights Agent (the "Rights Agent"). This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, and the certificates of adjustments with respect thereto, each of which is incorporated by reference into this prospectus.

         Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding common shares, or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding common shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of our common share certificates outstanding as of the Record Date, by such common share certificate with a copy of the summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with common shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common share certificates issued after the Record Date upon transfer or new issuance of our common shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for our common shares outstanding as of the Record Date, even without such notation or a copy of the summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the common shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of our common shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 10, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

         The Purchase Price payable, and the number of shares of Series A preferred stock, or other securities or property, issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series A preferred stock, (ii) upon the grant to holders of Series A preferred stock of certain rights or warrants to subscribe for or purchase Series A preferred stock at a price, or securities convertible into Series A preferred stock with a conversion price, less than the then-current market price of Series A preferred stock, or (iii) upon the distribution to holders of Series A preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A preferred stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of 1/200ths of a share of Series A preferred stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of or a stock dividend on our common shares payable in our common shares or subdivisions, consolidations or combinations of our common shares occurring, in any such case, prior to the Distribution Date.

         In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common shares, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one common share, or 1/200th of a share of Series A preferred stock (or of a share of a class or series of our preferred shares having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A preferred stock will be issued (other than fractions which are integral multiples of 1/100th of a share of Series A preferred stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made based on the market price of Series A preferred stock on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding common shares, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of: (i) the sum of .001% and the largest percentage of the outstanding common shares then known to us to be beneficially owned by any person or group of affiliated or associated persons, and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as one of our stockholders, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be redeemed by us at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of our common shares.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may elect to offer fractional shares of preferred shares rather than full shares of preferred shares. In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred shares.

         The shares of any series of preferred shares underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred shares underlying the depositary share, to all the rights and preferences of the preferred shares underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred shares underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

         Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

         If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

WITHDRAWAL OF UNDERLYING PREFERRED SHARES

         Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred shares and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred shares. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred shares, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

REDEMPTION OF DEPOSITARY SHARES

         If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

VOTING

         Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred shares underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred shares.

CONVERSION OR EXCHANGE OF PREFERRED SHARES

         If the deposited preferred shares are convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred shares represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days' notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred shares represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred shares are convertible or exchangeable or
(b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

REPORTS

         The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

LIMITATION ON LIABILITY

         Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

         In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             DESCRIPTION OF WARRANTS

         The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

GENERAL

         We may issue warrants to purchase debt securities, preferred shares, depositary shares, common shares or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
         A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

        o  the title of such warrants;

        o  the aggregate number of such warrants;

        o  the price or prices at which such warrants will be issued;

        o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

        o the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

        o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

        o the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

        o whether such warrants will be issued in registered form or bearer form;

        o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

        o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

        o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

        o  information with respect to book-entry procedures, if any;

        o if applicable, a discussion of certain U.S. federal income tax considerations; and

        o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

         We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

         The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

         The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

STOCK PURCHASE CONTRACTS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common shares, preferred shares or depositary shares at a future date or dates. The consideration per share of common shares, preferred shares or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

STOCK PURCHASE UNITS

         The stock purchase contracts may be issued separately or as a part of units ("stock purchase units"), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common shares, preferred shares or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. Any one or more of the above securities, common shares or the stock purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares, preferred shares or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common shares, preferred shares or depositary shares to us.

                              PLAN OF DISTRIBUTION

      We may sell the securities covered by this prospectus in any of three ways (or in any combination):

        o  through underwriters, dealers or remarketing firms;
        o directly to one or more purchasers, including to a limited number of institutional purchasers; or
        o  through agents.

         Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

         In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

         The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include among other things:

        o  the type of and terms of the securities offered;
        o  the price of the securities;

        o  the proceeds to us from the sale of the securities;
        o the names of the securities exchanges, if any, on which the securities are listed;
        o the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;
        o any over-allotment options under which underwriters may purchase additional securities from us;
        o any underwriting discounts, agency fees or other compensation to underwriters or agents; and
        o any discounts or concessions which may be allowed or reallowed or paid to dealers.

         If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

         Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

         The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

GENERAL

         We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

         Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common shares, which are listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any series of securities on an exchange, and in the case of our common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

         Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                             VALIDITY OF SECURITIES

         Unless otherwise indicated in a supplement to this prospectus, Lowenstein Sandler PC and Joseph J. LaRosa, Esq., our Staff Vice President, Secretary and Associate General Counsel, will pass upon the validity of the securities for us. As of March 1, 2004, Mr. LaRosa owned, directly and indirectly, 15,209 common shares and options to purchase 160,780 additional common shares and 16,480 deferred stock units which will vest over time. Lowenstein Sandler PC has from time to time provided legal services to us.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the registrant in connection with the offering described in this Registration Statement are as follows:

                 SEC Registration fee......................           $ 253,400
                 Rating Agency Fees........................             350,000
                 Trustees fees.............................              20,000
                 Legal fees and expenses...................             500,000
                 Blue Sky fees and expenses................               5,000
                 Accounting fees and expenses..............             150,000
                 Printing and duplicating expenses.........               75,000
                 Miscellaneous expenses....................               50,000
                                                                      ----------
                 Total.....................................          $ 1,403,400
                                                                      ----------

All fees and expenses in the above table, other than the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his/her being or having been a director, officer, employee or other agent if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his/her conduct was unlawful. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation before the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and pay expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director, officer, employee or other agent of the corporation may be entitled to under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his/her acts or omissions were in breach of his/her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

         The New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of his/her being or having been a director, officer, employee or other agent, whether or not the corporation would have the power to indemnify him/her against such expenses and liabilities under the New Jersey Business Corporation Act.

         The registrant's Certificate of Incorporation provides that directors and officers of the registrant shall not be personally liable (in the case of officers, for the duration of any time permitted by law) to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

         The Certificate of Incorporation of the registrant also provides that each person who was or is made a party or is threatened to be made a party to or who is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his/her being or having been a director, officer, employee, or agent of the registrant or of any constituent corporation absorbed by the registrant in a consolidation or merger, or by reason of his/her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his/her heirs, executors, administrators and assigns; provided, however, that, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the registrant. The Certificate of Incorporation provides that such right to indemnification shall be a contract right and shall include the right to be paid by the registrant the expenses incurred in connection with any proceeding before the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses before the final disposition of a proceeding shall be made only upon receipt by the registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to reimburse the amounts so paid if it is not ultimately determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and payment of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

         The registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The registrant maintains such insurance on behalf of its directors and officers.

         The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the registrant's Certificate of Incorporation. The Form of Underwriting Agreement contained in Exhibit 1.1 provides for indemnification of the directors and officers signing the Registration Statement and certain controlling persons of the registrant against certain liabilities, including certain liabilities under the Securities Act in certain instances by the Underwriters.

         For information concerning the registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

ITEM 16.  EXHIBITS.

       1.1      -     Form of Underwriting Agreement.*
       3.1      -     Certificate of Incorporation of Schering-Plough
                      Corporation, as amended and currently in effect
                      (incorporated by reference to (1) Exhibit 3(i) to the
                      Company's Quarterly Report for the period ended June 30,
                      1995 on Form 10-Q; (2) Exhibit 3 to the Company's
                      Quarterly Report for the period ended June 30, 1997 on
                      Form 10-Q; and (3) Exhibit 3(a) to the Company's Quarterly
                      Report for the period ended March 31, 1999 on Form 10-Q,
                      File No. 1-6571).
       3.2      -     By-Laws, as amended and currently in effect
                      (incorporated by reference to (1) Exhibit 4(2) to the
                      Company's Registration Statement on Form S-3, File No.
                      333-853; (2) Exhibit 4 to the Company's Quarterly Report
                      for the period ended September 30, 1998 on Form 10-Q; (3)
                      Exhibit 4 to the Company's Quarterly Report for the period ended March 31, 2001 on Form 10-Q; and (4) Exhibit 3(b) to the Company's Annual Report for 2001 on Form 10-K, File
                      No. 1-6571).
       4.1      -     Specimen Common Share Certificate.
       4.2      -     Form of Certificate of Amendment for Preferred Shares.*
       4.3      -     Rights Agreement between the Company and The Bank of New
                      York, dated June 24, 1997 and Certificate of Adjustment, dated September 25, 1998 (incorporated by reference to Exhibit 1 to Form 8-A filed on June 30, 1997 and Exhibit 2 to Form 8-A/A filed on October 1, 1998, of the Company, respectively).

       4.4      -     Form of Indenture (including the form of debt security).
       4.5      -     Form of Deposit Agreement with respect to the depositary
                      shares (including the form of depositary receipt).*
       4.6      -     Form of Warrant Agreement (including form of Warrant).*
       4.7      -     Form of Stock Purchase Contract (including form of stock
                      purchase contract certificate) and, if applicable, Pledge
                      Agreement.*
       4.8      -     Form of Unit Agreement (including form of unit
                      certificate).*
       5.1      -     Opinion of Joseph J. LaRosa, Esq.
       5.2      -     Opinion of Lowenstein Sandler PC.
      12.1      -     Computation of Ratio of Earnings to Fixed Charges.
      23.1      -     Consent of Deloitte & Touche LLP.
      23.2      -     Consent of Joseph J. LaRosa, Esq.  (included in
                      Exhibit 5.1).
      23.3      -     Consent of Lowenstein Sandler PC (included in
                      Exhibit 5.2).
      24.1      -     Powers of Attorney (included on signature page).
      25.1      -     Statement of Eligibility of The Bank of New York, as
                      Trustee for the senior debt securities.
      25.2      -     Statement of Eligibility of The Bank of New York, as
                      Trustee for the subordinated debt securities.
*    To be filed.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Schering-Plough Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kenilworth, State of New Jersey, on March 2, 2004.

                                        SCHERING-PLOUGH CORPORATION


                                        By: /s/ Robert Bertolini
                                           -------------------------------------
                                           Robert Bertolini
                                           Executive Vice President and Chief
                                           Financial Officer

         We, the undersigned officers and directors of Schering-Plough Corporation, hereby severally and individually constitute and appoint Robert Bertolini, E. Kevin Moore and Joseph J. LaRosa, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933 which relates to this registration statement, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                    CAPACITY                        DATE



    /s/ Fred Hassan                                                March 2, 2004
-------------------------
      Fred Hassan            Chairman of the Board, Chief
                             Executive Officer, President and
                             Director and Principal Executive
                             Officer

   /s/ Robert Bertolini                                            March 2, 2004
-------------------------
      Robert Bertolini       Executive Vice President and Chief
                             Financial Officer



   /s/ Thomas H. Kelly                                             March 2, 2004
-------------------------
      Thomas H. Kelly        Vice President and Controller and
                             Principal Accounting Officer


   /s/ Hans W. Becherer                                            March 2, 2004
-------------------------
      Hans W. Becherer       Director


   /s/ David H. Komansky                                           March 2, 2004
-------------------------
      David H. Komansky      Director


   /s/ Philip Leder, M.D.                                          March 2, 2004
-------------------------
      Philip Leder, M.D.     Director


   /s/ Eugene R. McGrath                                           March 2, 2004
-------------------------
      Eugene R. McGrath      Director


   /s/ Donald L. Miller                                            March 2, 2004
-------------------------
      Donald L. Miller       Director

   /s/ Carl E. Mundy, Jr.                                          March 2, 2004
-------------------------
      Carl E. Mundy, Jr.     Director


/s/ Richard de J. Osborne                                          March 2, 2004
-------------------------
   Richard de J. Osborne     Director



   /s/ Patricia F. Russo                                           March 2, 2004
-------------------------
      Patricia F. Russo      Director


   /s/ Kathryn C. Turner                                           March 2, 2004
-------------------------
      Kathryn C. Turner      Director


/s/ Robert F. W. van Oordt                                         March 2, 2004
--------------------------
   Robert F. W. van Oordt    Director


   /s/ Arthur F. Weinbach                                          March 2, 2004
-------------------------
      Arthur F. Weinbach     Director

                                INDEX TO EXHIBITS

Exhibit Number                                           Description of Exhibits
       1.1      -    Form of Underwriting Agreement.*
       3.1      -    Certificate of Incorporation of Schering-Plough
                     Corporation, as amended and currently in effect
                     (incorporated by reference to (1) Exhibit 3(i) to the
                     Company's Quarterly Report for the period ended June 30,
                     1995 on Form 10-Q; (2) Exhibit 3 to the Company's Quarterly
                     Report for the period ended June 30, 1997 on Form 10-Q; and
                     (3) Exhibit 3(a) to the Company's Quarterly Report for the
                     period ended March 31, 1999 on Form 10-Q, File No. 1-6571).
       3.2      -    By-Laws, as amended and currently in effect (incorporated
                     by reference to (1) Exhibit 4(2) to the Company's
                     Registration Statement on Form S-3, File No. 333-853; (2)
                     Exhibit 4 to the Company's Quarterly Report for the period ended September 30, 1998 on Form 10-Q; (3) Exhibit 4 to the
                     Company's Quarterly Report for the period ended March 31,
                     2001 on Form 10-Q; and (4) Exhibit 3(b) to the Company's
                     Annual Report for 2001 on Form 10-K, File No. 1-6571).
       4.1      -    Specimen Common Share Certificate.
       4.2      -    Form of Certificate of Amendment for Preferred Shares.*
       4.3      -    Rights Agreement between the Company and The Bank of New
                     York, dated June 24, 1997 and Certificate of Adjustment,
                     dated September 25, 1998 (incorporated by reference to
                     Exhibit 1 to Form 8-A filed on June 30, 1997 and Exhibit 2 to Form 8-A/A filed on October 1, 1998, of the Company,
                     respectively).
       4.4      -    Form of Indenture (including the form of debt security).
       4.5      -    Form of Deposit Agreement with respect to the depositary
                     shares (including the form of depositary receipt).*
       4.6      -    Form of Warrant Agreement (including form of Warrant).*
       4.7      -    Form of Stock Purchase Contract (including form of stock
                     purchase contract certificate) and, if applicable, Pledge
                     Agreement.*
       4.8      -    Form of Unit Agreement (including form of unit
                     certificate).*
       5.1      -    Opinion of Joseph J. LaRosa, Esq.
       5.2      -    Opinion of Lowenstein Sandler PC.
      12.1      -    Computation of Ratio of Earnings to Fixed Charges.
      23.1      -    Consent of Deloitte & Touche LLP.

      23.2      -    Consent of Joseph J. LaRosa, Esq.  (included in
                     Exhibit 5.1).
      23.3      -    Consent of Lowenstein Sandler PC (included in Exhibit 5.2).
      24.1      -    Powers of Attorney (included on signature page).
      25.1      -    Statement of Eligibility of The Bank of New York, as
                     Trustee for the senior debt securities.
      25.2      -    Statement of Eligibility of The Bank of New York, as
                     Trustee for the subordinated debt securities.
*    To be filed.